CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-126545, 333-155773 and 333-167337), Form S-4 (Nos. 333-121617, 333-107494 and 333-162398) and Form S-8 (Nos. 333-134283, 333-113269, 333-111829, 333-74620, 333-41993, 333-105428, 333-67451, 333-62918, 333-163197, 333-78537, 333-174373 and 333-176353) of CoreLogic, Inc. of our report dated February 29, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

PricewaterhouseCoopers LLP
Orange County, California
February 29, 2012